INVESTOR RELATIONS CONSULTING AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of March, 2011 (the "Effective Date").

BETWEEN:

JOHN THORNTON., an individual having an address at 24 – 2456 163 St., South Surrey, BC, V7S 8B8

(hereinafter called the "Consultant")

OF THE FIRST PART

AND:

QUANTUM SOLAR POWER CORP., a Nevada corporation having an address at 3900 Paseo Del Sol, Sante Fe, NM, 87507.

(hereinafter called the "Company")

OF THE SECOND PART

WHEREAS:

A. The Company desires to engage the Consultant to perform investor relations consulting services related to the Company's investor relations requirements; and

B. The Consultant desires to provide the Company with investor relations consulting services involving the use of the Consultant's business and working relationships with public / private / institutional investors, brokers / dealers and financial advisors / analysts in the securities and financial services community.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT OF CONSULTANT

1.1 The Consultant will provide consulting services to the Company regarding investor relations; subject to the condition that the Consultant shall not be required to be registered and licensed with any federal, provincial or state regulatory body or self-regulating agency in either the United States or Canada. During the term of this Agreement the Consultant will use his best efforts to increase investor awareness and market liquidity for the common shares of the Company by providing those usual customary services performed by an investor relations consultant to a public corporation including, but not necessarily limited to, the following:

(a) Providing personal contacts within brokerages, high net worth individuals, analysts and institutional communities;

(b) Providing guidance in the development of printed materials, slide presentations, videos, website augmentation and advertisements;

(c) Providing support and participation for road show activities and investment oriented tradeshows; and

(d) Providing other similar services that the Company may request.

1.2 Any of the foregoing documentation and information concerning the Company prepared by or provided by the Consultant shall be only from materials and information supplied by the Company, including, but not limited to, due diligence reports, corporate profiles, fact sheets and newsletters, and said foregoing documentation and information concerning the Company shall be in the public domain. Any printed documentation prepared by the Consultant and concerning the Company shall be pre-approved by the Company, in writing, prior to dissemination by the Consultant.

1.3 All services to be performed by the Consultant under this Agreement shall be in accordance with all applicable securities and other laws. The Consultant shall not engage in spamming or other manipulative practices and shall not engage a subcontractor involved in such practices.

1.4 The Consultant shall not distribute any materials or make any representations about the Company, its business or prospects, other than as set out in the public filings of the Company, without the prior written approval of the Company.

2. COMPENSATION

2.1 $3,500.00 per month plus HST; for a total compensation over the term of the Agreement of $42,000 plus HST.

2.2 The monthly payments shall be paid in advance commencing on the 1st of March, 2011 and on the 1st day of each month thereafter.

2.3 Concurrent with the execution of this Agreement, the Company will grant to the Consultant a total of 250,000 options (the "Options"). Each Option will be exercisable to purchase one common share of the Company at a price of $1.60 US per share and will be exercisable, subject to vesting up to and including the earlier of 30 days after the effective date of termination of this Agreement, or February 28, 2012. The right to exercise the Options will vest as to 20,833 at the beginning of each calendar month with the exception that 20,837 will vest on the beginning of the last month of this Agreement.

2.4 The Consultant acknowledges that the Options and any shares acquired on exercise of the Options (the "Option Shares") will be restricted securities and will bear appropriate restrictive legends.

2.5 The Options and the Option Shares shall be issued to the Consultant based on the representations and warranties of the Consultant that:

(a) The Consultant is acquiring the Options and the Option Shares for his own account for investment;

(b) The Consultant has the financial means to bear the economic risk of an investment in the Options and the Option Shares; and

(c) The Consultant is not a resident of the United States and is otherwise not a "U.S. Person" as that term is defined in Regulation S of the 1933 Act and the Consultant is not acquiring the Options or the Option Shares for the account or benefit of any such U.S. Person.

2.6 The Company shall, subject to its prior written approval, pay all reasonable costs and expenses incurred by the Consultant, in the performance of his consulting services as set forth in Section 1.1 above. Such expenses shall include the following:

(a) Usual and customary travel expenses provided such expensed are incurred solely on behalf of the Company;

(b) Admission fees to financial and/or investment events when such fees are incurred solely on behalf of the Company; and

(c) Such other costs as may be mutually agreed upon from time to time.

3. LIMITATION OF SERVICES

3.1 The Consultant will not engage in any negotiations whatsoever on behalf of the Company or any Investor, or their financial advisor or accountant. Nor will the Consultant provide the Company or any Investor with information which may be used as a basis for such negotiations. The Consultant will have no responsibility for, nor make recommendations, concerning the terms, conditions or provisions of any

agreement between the Company and any Investor, or the manner or means of consummating the transaction.

3.2 The Consultant hereby represents that he is not a licensed securities broker or dealer, or investment advisor, and that this Agreement is not intended for the purpose of buying, selling, or trading securities, or offering counsel or advice with respect to any of such activities.

4. REQUIREMENTS OF THE COMPANY

4.1 The Company shall make available its executive officers to educate the Consultant as to the the Company's business plan and opportunity as soon as practical after the start of this agreement and periodically thereafter as required to keep the Consultant current with developments in the Company's business plan;

4.2 The Company shall make available to the Consultant the following:

(a) Copies of all relevant Company materials, such as company reports or brochures; and

(b) A recent Company shareholder's list with all available addresses both postal and email and provide updated shareholder's lists on a periodic basis.

4.3 The Company will promptly review materials created and submitted by the Consultant and provide their suggested changes or approval for dissemination in a timely basis.

5. TERM

5.1 The term of this Agreement is for a term of up to one (1) year commencing as of the Effective Date, and shall continue until the completion or cancellation of the private placement offering, unless the Agreement is either terminated in accordance with the terms of this Agreement or extended by the Board of Directors.

6. TERMINATION

6.1 The Company may terminate this Agreement at any time upon thirty (30) days notice to the Consultant.

6.2 The Consultant may terminate this Agreement at any time upon thirty (30) days notice to the Company.

7. CONFIDENTIALITY

7.1 The Consultant acknowledges that the information provided to it by the Company under this Agreement including, without limiting the generality of the foregoing, shareholder lists, business plans and technical scientific information is the intellectual property of the Company and it shall, and shall ensure that its employees and agents shall, keep such information confidential and not make use of it for any purpose other than the purposes of this Agreement. The Consultant shall cause its employees and agents involved in providing services under this Agreement to enter into the Company's standard form non-disclosure agreement.

8. NON EXCLUSIVE

8.1 This agreement shall be non-exclusive. The Company may engage other persons to provide the same or similar services.

9. INDEPENDENT CONTRACTOR

9.1 It is expressly agreed that the Consultant is acting as an independent contractor in performing his services hereunder. The Company shall carry no workers compensation insurance or any health or

accident insurance on the Consultant or the Consultant's employees. The Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

10. NON-ASSIGNMENT

10.1 This Agreement shall not be assigned by the consultant.

11. NOTICES

11.1 Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

12. GENERAL PROVISIONS

12.1 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

12.2 This Agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements, and discussions concerning the subject matter hereof.

12.3 This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

12.4 All references to dollars in this Agreement, unless otherwise noted, are in Canadian dollars.

12.5 This Agreement shall be and construed in accordance with the laws of the Province of British Columbia and each party hereto attorns to the jurisdiction of the courts of British Columbia.

12.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

12.7 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the 11 day of March, 2011.

____
JOHN THORNTON

QUANTUM SOLAR POWER CORP.
by its authorized signatory:

____
Daryl Ehrmantraut, President and Chief Executive Officer.